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                                    EXHIBIT 1


                             CERTIFICATION OF TRUST

                                 NEW MOON TRUST


BARRY L. GUTERMAN, as Special Trustee of the NEW MOON TRUST, certifies as follows:

1.       CREATION OF TRUST

     The Trust was created on June 1, 1995, under a Declaration of Trust executed on that date ("Trust"), and amended and restated by instrument dated July 24, 1997.

2.       NAME OF TRUST

     The name of the Trust is the NEW MOON TRUST.

3.       TRUSTEE

     The currently acting Trustees of the Trust are JEFFREY P. SUDIKOFF and JOYCE M. SUDIKOFF. The currently acting Special Trustee is BARRY L. GUTERMAN. Hereinafter Jeffrey P. Sudikoff, Joyce M. Sudikoff and Barry L. Guterman are individually and collectively referred to as the "Trustee" or "trustee of the Trust."

4.       TRUST PROPERTY

     The Trustee is now holding as trustee of the Trust one or more items of real and personal property, both tangible and intangible, consisting of the community and separate property of the Trustors, which constitute the Trust property.

5.       REVOCABILITY OF TRUST

     The Trust is revocable.

6.       POWERS OF TRUSTEES

     The Trustee has certain powers which are set forth in the Declaration of Trust, as amended and restated, including the following powers pertaining to any and all property held under the Trust, in addition to those powers which are now or in the future conferred upon the Trustee under the laws of the State of
California:

     1. GENERAL INVESTMENTS. To invest and reinvest the trust funds in any kind of property (real, personal or mixed) and every kind of investment which investors of prudence, discretion and intelligence acquire for their own account; permissible

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investments include, but are not limited to, corporate obligations of any kind, corporate stocks (preferred or common), mutual funds, mortgage participations, interests in investment trusts, and shares in investment companies. In addition, any corporate Trustee may invest in a common trust fund administered by the Trustee.

     2. SECURITIES TRANSACTIONS. To purchase securities on margin, borrow money using securities or any trust property as collateral, purchase and sell commodities, purchase and sell securities options, sell short, and engage in any transaction involving any combination of these powers.

     3. INCOME-PRODUCING PROPERTY. To continue to hold any income-producing property that the Trustee receives or acquires under the Trust as long as the Trustee deems advisable.

     4. NON INCOME PRODUCING PROPERTY. To retain, purchase, or acquire unproductive property.

     5. LIFE INSURANCE. To retain, purchase, or acquire life insurance policies on the life of any person and to exercise all rights of ownership contained in those policies.

     6. STOCK AND SECURITIES POWERS. To have all rights, powers and privileges of an owner of the securities held in trust, including, but not limited to, the power to vote, give proxies, and pay assessments; to participate in voting trusts, pooling agreements, foreclosures, reorganizations, consolidations, mergers, liquidations, sales, and leases, and in connection with such participation, to deposit securities with and transfer title to any protective or other committee, as the Trustee may deem advisable; and to exercise or to sell stock subscriptions or conversion rights.

     7. TITLE HOLDING TO TRUST ASSETS. To hold securities or other property in the Trustee's name as Trustee under the Trust or in the name of a nominee. The Trustee may also hold securities that are unregistered in such condition that ownership will pass by delivery.

     8. BUSINESS INTERESTS HELD IN TRUST. To continue to hold and operate, to sell, or to liquidate, at the risk of the trust estate, and at the Trustee's discretion, any business, partnership interest or capital stock of any corporation that the Trustee receives or acquires under any trust established under the Trust. In connection with the powers given the Trustee under this subparagraph, the Trustee shall have the power to guarantee any indebtedness incurred by any such business, partnership or corporation, to execute and deliver evidences of such guarantee, and to pledge, hypothecate or otherwise encumber any part or all of

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the trust estate to secure payment of any indebtedness or guarantee, and to repay such indebtedness out of the trust estate.

     9. REAL AND PERSONAL PROPERTY--GENERAL POWERS. To manage, control, grant options on, sell (for cash or on deferred payments, with or without security), convey, exchange, partition, divide, improve, repair and otherwise exploit and develop all real and personal trust property.

     10. LEASES OF TRUST PROPERTY. To lease trust property for terms within or beyond the term of the Trust and for any purpose, including but not limited to, exploration for and removal of gas, oil, and other minerals; and to enter into community oil leases, pooling, and unitization agreements.

     11. TRUST DEBTS--GENERAL POWERS. To borrow money, and to encumber or hypothecate trust property by mortgage, deed of trust, pledge, or otherwise, for the debts of the trust or the joint debts of the trust and a co-owner of trust property; while both Trustors are living, to guarantee any indebtedness incurred by either or both of them; and in connection with any guarantee, to execute and deliver promissory notes or other evidences of such indebtedness or guarantee of the Trustee.

     12. LITIGATION ON BEHALF OF TRUST. To commence or defend such litigation in connection with the Trust or any Trust property as the Trustee may deem advisable, at the expense of the Trust. The Trustee shall also have the power to compromise, submit to arbitration, abandon, or otherwise adjust any claims or litigation against or in favor of the Trust.

     13. EMPLOYMENT OF TRUST AGENTS. To employ investment advisors, attorneys, accountants, and any other agents or advisors to assist the Trustee in the administration of the Trust.

     14. LIABILITY INSURANCE. To carry insurance of such kinds and in such amounts as the Trustee deems advisable, at the expense of the trust estate, in order to protect the Trust against any damage or loss, and to protect the Trustee personally against any liability arising from actions taken in good faith by the Trustee on behalf of the Trust.

     15. TRANSACTIONS BETWEEN TRUST AND TRUSTEE. To loan or advance the Trustee's own funds to the Trust for any trust purpose, with interest at current rates; to receive security for such loans in the forms of a mortgage, pledge, deed of trust, or other encumbrance of any assets of the trust; to purchase assets of the trust at their fair market value as determined by an independent appraisal of those assets; to sell the Trustee's own property to the Trust at a price not in excess of its fair market value as determined by an independent appraisal; and to lease assets to or

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from the Trust for fair rental value as determined by an independent appraisal.

     16. LOANS TO AND FROM PROBATE ESTATE OF A TRUSTOR OR TRUST CREATED BY EITHER TRUSTOR. To loan funds or assets belonging to the Trust to the probate estate of either Trustor, from one trust to any other trust created under the Trust, or to any trust created by either or both of the Trustors, upon such equitable terms and in such amounts as the Trustee deems advisable.

     17. PURCHASES FROM PROBATE ESTATE OF A TRUSTOR OR FROM TRUST CREATED BY EITHER TRUSTOR. To purchase property from the probate estate of either Trustor, or from any trust created by either or both of the Trustors, at its fair market value.

7.       CONFIDENTIALITY OF TRUST

     The Trustors intend that this Trust shall be confidential, and Trustee shall not disclose the names of any of the beneficiaries without the express written consent of the Trustors. Additionally, the Trustee cannot furnish a copy of this Trust to any person or entity without the express written consent of the Trustors. The purpose of this provision is to insure the privacy of the Trustors and their family, and shall in no way be interpreted as an attempt to mislead any person or entity engaged in a transaction with the Trust.

          1. Trustee is empowered to execute a certification of trust in accordance with the provisions of California Probate Code Section 18100.5. The certification shall comply with the Trustors' desire for confidentiality.

8.       NO REVOCATIONS, MODIFICATIONS, OR AMENDMENTS

     The Trust has not been revoked, modified, or amended in any manner which would cause the representations contained in this certification of Trust to be incorrect.

9.       SIGNED BY THE CURRENTLY ACTING SPECIAL TRUSTEE

     This Certification is being signed by the currently acting Special Trustee of the Trust.

10.      ACCURACY

     This Certification of Trust is a true and accurate statement of the matters referred to herein.

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11.      SIGNATURE AUTHORITY

     The signature of only one Trustee is required to exercise the powers of the trustee under the Trust. A written instruction or written authorization by either of the Trustors or the Trustees is needed for the Special Trustee to exercise the powers of the trustee under the Trust.

     I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct.


Date:  December 5, 2000


                                            /s/ BARRY L. GUTERMAN
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                                            BARRY L. GUTERMAN,
                                            Special Trustee
                                            of the New Moon Trust
                                            dated June 1, 1995






















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